EXECUTION COPY



                         STOCKHOLDERS SUPPORT AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of April 14, 2005 (this "AGREEMENT"), among Stantec Inc., a Canadian corporation ("PARENT"), Stantec Consulting California Inc., a California corporation and a wholly owned subsidiary of Parent ("PURCHASER"), and each of the stockholders whose names appear on Exhibit A to this Agreement (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

     WHEREAS, as of the date hereof and except as noted on Exhibit A hereto, each Stockholder represents and warrants to Parent that he, she or it owns of record and/or beneficially and has good, valid and marketable title to, free and clear of any Lien, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Agreement, a margin account established in accordance with Regulation T under the Securities Exchange Act of 1934, as amended, the trust agreement establishing the Aram H. Keith and Margie R. Keith Revocable Trust dated October 23, 1989 (the "TRUST"), and the Trust has the sole power to vote the number of shares of common stock, par value $0.001 per share ("Company Common Stock"), of The Keith Companies, Inc., a California corporation (the "Company"), as set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares"); and

     WHEREAS, Parent, Purchaser and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a draft of which has been made available to each Stockholder, which provides, upon the terms and subject to the conditions thereof, for the merger of Purchaser with and into the Company (the "Merger");

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholders hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby, jointly and severally, represents and warrants to Parent and Purchaser as follows:

          (a) The Trust is a trust duly organized, validly existing and in good standing under the laws of the State of California. The Trust has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Trust and the performance by the Trust of its obligations hereunder have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Trust are necessary to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Trust and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or equity).

          (b) The execution and delivery of this Agreement by the Trust do not, and the performance of this Agreement by the Trust will not, (A) conflict with or violate the organizational documents of the Trust, (B) assuming that all consents, approvals, authorizations and other actions described in subsection (c) have been obtained and all filings and obligations described in subsection (c) have been made, conflict with or violate any Law applicable to the Trust or by which any property or asset of the Trust is bound or affected, or (C) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other


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               encumbrance on any property or asset of the Trust pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

          (c) The execution and delivery of this Agreement by each Stockholder does not, and the performance of this Agreement by each Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended, the Exchange Act and the HSR Act.

          (d) With respect to Aram H. Keith and Margie R. Keith (each an "INDIVIDUAL"), this Agreement has been duly executed and delivered by each Individual and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligation of each Individual, enforceable against each Individual in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or equity).

          (e) Except for shares of Company Common Stock held directly by the Trust, the Individuals do not own, either directly or beneficially, any shares of Company Common Stock.

     2. GRANT OF PROXY. Each Stockholder, by this Agreement, with respect to his, her or its Shares, hereby agrees, and to secure such agreement, grants an irrevocable proxy to Parent (and agrees to execute such documents or certificates evidencing such proxy as Parent may reasonably request) to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Stockholder's Shares (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger, (ii) against any action, agreement or transaction (other than the Merger Agreement or the Merger) or proposal (including any Superior Proposal) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and considered and voted upon by the stockholders of the Company. Each Stockholder further agrees to cause such Stockholder's Shares to be voted in accordance with the foregoing. THIS PROXY IS IRREVOCABLE AND SECURES THE PERFORMANCE BY THE STOCKHOLDERS OF THE DUTIES SET FORTH HEREIN. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     3. TRANSFER OF SHARES. Each Stockholder agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or (d) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing his, her or its obligations hereunder.

     4. NO SOLICITATION OF TRANSACTIONS. None of the Stockholders shall, directly or indirectly, (a) solicit, initiate or encourage the submission of, any Competing Transaction or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Superior Proposal; PROVIDED, however, that nothing in this Section 3 shall prevent Aram H. Keith, in his capacity as a director and executive officer of the Company from, engaging in any activity permitted pursuant to Section 6.04 of the Merger Agreement. Each Stockholder shall, and shall direct his, her or its representatives and agents to, immediately cease and terminate any discussions or negotiations with any parties that may be ongoing with respect to any Competing Transaction.

     5. INFORMATION FOR PROXY STATEMENT/PROSPECTUS; DISCLOSURE. Each Stockholder authorizes and agrees to permit Parent and Purchaser to publish and disclose in the Proxy

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          Statement/Prospectus and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

     6. TERMINATION. The obligations of the Stockholders under this Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) upon the termination of the Merger Agreement. Nothing in this Section 7 shall relieve any party of liability for any breach of this Agreement occurring prior to the time of such termination.

     7. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein, no action of a Stockholder in his, her or its capacity as a director or executive officer of the Company shall constitute a breach of this Agreement. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated; all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified on the signature page(s) of this Agreement; if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; this Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent, PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations; this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity; this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State; this Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; from time to time, at the request of Parent, in the case of any Stockholder, or at the request of the Stockholders, in the case of Parent and Purchaser, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to give effect to the rights, duties and obligations of the parties set forth in this Agreement; EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                    STANTEC INC.



                    By /s/  Anthony P. Franceschini
                       -----------------------------------------------
                       Name:  Anthony P. Franceschini
                       Title: President & CEO



                    By /s/ Jeffrey S. Lloyd
                       -----------------------------------------------
                       Name:  Jeffrey S. Lloyd
                       Title: Vice President, Secretary &
                              General Counsel



                    STANTEC CONSULTING CALIFORNIA INC.



                    By /s/ Anthony P. Franceschini
                       -----------------------------------------------
                       Name:  Anthony P. Franceschini
                       Title: President



                    By /s/ Michael J. Slocombe
                       -----------------------------------------------
                       Name:  Michael J. Slocombe
                       Title: Secretary



                    ARAM H. KEITH AND MARGIE R. KEITH
                    REVOCABLE TRUST


                    By /s/ Aram H. Keith
                       -----------------------------------------------
                       Name:  Aram H. Keith, as Trustee



                    By: /s/ Margie R. Keith, as Trustee
                        ----------------------------------------------
                        Margie R. Keith, as Trustee



                        /s/ Aram H. Keith
                        ----------------------------------------------
                        Aram H. Keith



                        /s/ Margie R. Keith
                        ----------------------------------------------
                        Margie R. Keith


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                                    EXHIBIT A

                              LIST OF STOCKHOLDERS


                                                     Number of Shares of Company
                                                          Common Stock Owned
             NAME OF STOCKHOLDER                     BENEFICIALLY AND OF RECORD
             -------------------                     ---------------------------
ARAM H. KEITH AND MARGIE R. KEITH REVOCABLE
TRUST DATED OCTOBER 23, 1989................                  1,366,217

ARAM H. KEITH...............................                  1,366,217

MARGIE R. KEITH.............................                  1,366,217